Exhibit 23.2

June 13, 2012

Our Ref.: C41700/M28

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No.1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Ladies and Gentlemen:

We act as special counsel as to the Republic of China (the “ROC”) law to ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) in connection with the registration of 2,500,364 shares of common stock, par value US$0.04 per share, of the Company, to be sold pursuant to the prospectus included in the Registration Statement of Form F-3, as amended by Amendment No.1 to Form F-3 dated June 5, 2012 and Amendment No. 2 to Form F-3 dated the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Act”).

We hereby consent to the reference to our name under the heading “Risk Relating to Our Relationship with Mosel” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Act or the regulations promulgated thereunder.

Sincerely yours,

LEE AND LI

/s/ Oliver Hung	/s/ Patricia Lin
Oliver Hung	Patricia Lin